Putnam Short-Term Municipal Income Fund - period ended 5/31/17

Item 77QI: Incorporation by Reference

                        Sub-Management Contract between Putnam Investment Management, LLC and Putnam Investments Limited dated February 27,
2014; Schedule A amended as of October 27, 2016   Incorporated by
reference to Post-Effective Amendment No. 247 to the Registrants
Registration Statement filed on November 25, 2016.